UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Rockwell Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ROCKWELL MEDICAL, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2024
To the Stockholders of Rockwell Medical, Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rockwell Medical, Inc. (the “Company”) will be held as a virtual stockholder meeting at 10:00 a.m. Eastern Time, on May 21, 2024 to consider and take action upon the following matters:
(1)
To elect the two Class III directors named in the proxy statement, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)	To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2024; and
(4)	To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.
Only stockholders of record at the close of business on March 25, 2024 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the meeting online at www.virtualshareholdermeeting.com/RMTI2024.
All stockholders as of the record date are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The business of the Annual Meeting to be acted upon by the stockholders cannot be transacted unless a majority of the outstanding shares of common stock of the Company is represented at the Annual Meeting.
By Order of the Board of Directors,
/s/ Megan Timmins
Megan Timmins Secretary
Wixom, Michigan
April 15, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2024.
This notice of meeting, the proxy statement, the proxy card and the Company’s 2023 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, are available online at www.virtualshareholdermeeting.com/RMTI2024. Stockholders may request a copy of the notice of meeting, the proxy statement, proxy card and 2023 Annual Report to Stockholders by contacting the Company at ir@rockwellmed.com or (800) 449-3353, or online at http://www.rockwellmed.com.

ROCKWELL MEDICAL, INC.
30142 Wixom Road, Wixom, Michigan 48393

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS
May 21, 2024

INTRODUCTION
This proxy statement (the “Proxy Statement”) is being furnished to stockholders by the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) in connection with the solicitation of proxies by the Board for use at the 2024 annual meeting of stockholders of the Company to be held on May 21, 2024 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of 2024 Annual Meeting of Stockholders. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting online at www.virtualshareholdermeeting.com/RMTI2024.
A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:
(1)
FOR the election of the two Class III directors nominated by our Board, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified (“Proposal 1”);

(2)	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (“Proposal 2”); and
(3)	FOR the ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2024 (“Proposal 3”).
With respect to such other business which may properly come before the Annual Meeting or any adjournment thereof, votes will be cast in the discretion of the appointed proxies.
These proxy materials are first being sent or made available to stockholders on or about April 15, 2024. References in this Proxy Statement to the “Company,” “we,” “our” and “us” are references to Rockwell Medical, Inc.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.

i

QUESTIONS AND ANSWERS
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this Proxy Statement, the Notice of the 2024 Annual Meeting of Stockholders, the 2023 Annual Report and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on May 21, 2024 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/RMTI2024.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our common stock, par value $0.0001 per share, which we refer to as our common stock, at the close of business on March 25, 2024, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the close of business on the record date, we had 29,364,617 shares of common stock outstanding, the only class of stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes will be counted toward the quorum requirement.
Valid proxies in the enclosed form which are timely returned and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted “FOR” the director nominees listed in Proposal 1, and “FOR” Proposals 2 and 3.
How do I vote if I hold my shares in “street name”?
If your shares are held in a stock brokerage account or by a bank or other nominee, then you are not legally a stockholder of record but, rather, are considered to own your shares in “street name” and you will need to direct your broker, bank or nominee, who is considered the stockholder of record of your shares, how to vote your shares.
If you hold your shares in street name as of the record date, the notice of meeting, the Proxy Statement, the 2023 Annual Report and a voting instruction form have been forwarded to you by your broker, bank or nominee. As the beneficial or “street name” owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. If you are the beneficial owner and do not direct your broker, bank or nominee how to vote your shares, your broker, bank or nominee will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, bank or nominee is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or nominee how to vote your shares on all proposals to ensure that your vote is counted.
A street name holder may provide instructions to their broker, bank or nominee on how to vote their shares in any of the following ways:
•	By completing, signing and dating each voting instruction form received and returning it in the envelope provided; or
•	By Internet at www.proxyvote.com and following the instructions outlined on the secure website (have your 12-digit control number available).
How do I vote if I am a stockholder of record?
You are considered a stockholder of record if your shares are registered directly in your name with our transfer agent. If you are a stockholder of record, you may vote your shares in either of the following ways:
•	By signing and dating each proxy card you received and returning it in the envelope provided; or
•	By attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RMTI2024.

How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/RMTI2024, enter the 16-digit control number found on your proxy card or notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before the meeting start time. We encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What am I voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)
To elect the two Class III directors nominated by the Board, each to serve for a three-year term expiring at the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)	To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2024.
How does the Board recommend that I vote?
The Board recommends that you vote your shares of common stock “FOR” the director nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.
What votes are required by our stockholders on the Board’s proposals and how are votes counted?
Votes will be counted by the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Class III Directors
In an uncontested election (i.e., an election where the number of director nominees equals the number of director positions up for election), such as the one taking place at the Annual Meeting, directors are elected by a majority of the votes cast, meaning each director nominee must receive a greater number of shares of common stock voted “FOR” his election than the number of shares of common stock voted “AGAINST” his election in order to be elected. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 2: Advisory Approval of Executive Compensation
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the advisory approval of executive compensation. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of our independent registered public accounting firm for the year ended December 31, 2024. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Can I change my vote after I have mailed my proxy card?
A stockholder who has submitted a completed proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of such revocation to our Secretary or by executing and delivering to the Secretary a later dated proxy. Attendance at the Annual Meeting by a stockholder who has submitted a proxy will not have the effect of revoking it unless such stockholder votes at the Annual Meeting or submits written notice of revocation to the Company’s Secretary before the proxy is voted.
Any written notice revoking a proxy, and any later dated proxy, must be received by the Company prior to the date of the Annual Meeting (unless delivered directly to the Company’s Secretary at the Annual Meeting) and should be sent to Rockwell Medical, Inc., 30142 Wixom Road, Wixom, MI 48393, Attention: Secretary.
What if another matter is properly brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote on such matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We have retained InvestorCom LLC, at 19 Old Kings Highway S., Suite 130, Darien, CT 06820, to act as a proxy solicitor in connection with the Annual Meeting at a cost of $6,500 plus reasonable out-of-pocket expenses. If you have questions about the Annual Meeting, please contact InvestorCom at (203) 972-9300 or toll free at (877) 972-0090, or email them at info@investor-com.com.
In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
How can I find out the voting results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within 4 business days after the Annual Meeting.

Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Investor Com at:
InvestorCom LLC
19 Old Kings Highway S., Suite 130
Darien, CT 06820
Telephone:	(203) 972-9300 or Toll Free (877) 972-0090
Fax:	(203) 621-3333
E-mail:	info@investor-com.com

You also can contact us at:

Rockwell Medical, Inc.
30142 Wixom Road
Wixom, MI 48393
Telephone:	(800) 449-3353
E-mail:	ir@rockwellmed.com

PROPOSAL 1
ELECTION OF DIRECTORS
Background
Our Board is divided into three classes, designated Class I, Class II and Class III. Each year, on a rotating basis and until their successor has been elected and qualified, the terms of office of the directors in one of the three classes expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The terms of each of the Class III Directors will expire at the Annual Meeting, the terms of each of the Class I Directors will expire at the 2025 annual meeting of stockholders and the terms of each of the Class II Directors will expire at the 2026 annual meeting of stockholders, in each case upon the election and qualification of the applicable successors.
Set forth below are the names and certain information for each continuing member of the Board, including the nominees for election as Class III directors, as of March 1, 2024. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Nominating and Governance Committee and our Board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance—Governance and Nominating Committee” that the Governance and Nominating Committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.
Name	Age	Position(s)
Class III Directors:
Mark Strobeck, Ph.D.	53	President and Chief Executive Officer, Director
Robert S. Radie	60	Chairman
Class I Directors:
Allen Nissenson, MD(1)(3)	77	Director
John G. Cooper(1)(2)	65	Director
Class II Director Nominees:
Joan Lau, Ph.D.(1)(2)	53	Director
Mark H. Ravich(2)(3)	71	Director
Andrea Heslin Smiley(1)(3)	56	Director
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Governance Committee.
Nominees For Reelection to Our Board
Class III Directors (Terms Expiring 2027):
Mark Strobeck, Ph.D. has served as our President, CEO and a director since July 2022. He served as Managing Director of Aquilo Partners, LP, a life sciences investment bank, from May 2021 to June 2022. He previously served as Executive Vice President and Chief Operating Officer of Assertio Holdings, Inc., a pharmaceutical company, from May 2020 to December 2020. Prior to that, Dr. Strobeck was Executive Vice President and Chief Operating Officer of Zyla Life Sciences, a pharmaceutical company, from September 2015 through its merger with Assertio Holdings, Inc. in May 2020, and previously served as Zyla’s Chief Business Officer from January 2014 to September 2015. Before his employment at Zyla, he served as Zyla’s advisor from June 2012 to December 2013. From January 2012 to December 2013, he served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., a pharmaceuticals company, which was acquired by AstraZeneca plc in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline plc, a pharmaceuticals company, and venture capital firms SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck has served on the Board of Directors of Windtree Therapeutics, Inc. since June 2023. He also currently serves on the board of directors of Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology and Biophysics from the University of Cincinnati, and completed his post-doctoral fellowship at the University of Pennsylvania.
We believe that Dr. Strobeck’s role as Chief Executive Officer and President of our Company and his extensive scientific knowledge, coupled with his extensive management experience in the biopharmaceutical industry, and experience in the capital markets qualify him for service as a director of our Company.
Robert S. Radie has been a director since March 2020 and Chairman of the Board since April 2022. Mr. Radie has served as Chief Executive Officer and Chairman of the board of directors of Neuraptive Therapeutics, Inc., a private, clinical stage company focused on improving outcomes in traumatic peripheral nerve injury, since June 2020. He previously served as President and Chief Executive Officer and a member of the board of directors of Zyla Life Sciences, a life sciences company, from March 2012 to October 2019. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has been a member of the board of directors ValSource Inc. since October 2020 and a member of the board of directors of Orcosa Inc since January 2024. He has also served as a director of Horse Power for Life, a nonprofit organization of to improving the quality of life for individuals diagnosed with cancer, since 2006. Mr. Radie previously served as a member of the board of directors of Paratek Pharmaceuticals from November 2014 to September 2023, Veloxis Pharmaceuticals A/S from June 2016 to February 2020 and Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014. He also served as a Director for Life Science PA, an industry advocacy group in Pennsylvania. Mr. Radie received his B.S. in Chemistry from Boston College.
We believe that Mr. Radie’s prior executive management, finance, commercialization, capital raising, investor relations and public company experience in the life sciences industry qualifies him for service as a director of our Company.
Recommendation of the Board
Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated each of Dr. Strobeck and Mr. Radie for election as directors. Each of Dr. Strobeck and Mr. Radie’s terms as a director will expire at the 2027 Annual Meeting as a Class III Director and upon the election and qualification of his successor subject to prior death, resignation, retirement, disqualification or removal. Each of Dr. Strobeck and Mr. Radie currently serves as a Class III director and has indicated a willingness to continue to serve as a director.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted FOR the election of each nominee. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares as they represent for the election of such other person as the Board may recommend or the Board may decrease the size of the Board. Management has no reason to believe that any nominee is unavailable or will not serve if elected.
Information regarding the remainder of our Board, along with corporate governance information, can be found starting on Page 10 of this Proxy Statement.
Vote Required
In an uncontested election (i.e., an election where the number of director nominees equals the number of director positions up for election), such as the one taking place at the Annual Meeting, directors are elected by a majority of the votes cast, meaning each director nominee must receive a greater number of shares of common stock voted “FOR” his or her election than the number of shares of common stock voted “AGAINST” his election in order to be elected.

Under our Principles of Corporate Governance and Majority Voting Policy, any nominee who receives a greater number of votes “AGAINST” their election than votes “FOR” their election must tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will then recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Nominating and Governance Committee may consider all factors that the committee’s members believe are relevant. The Company will promptly disclose the Board’s decision-making process and decision regarding whether to accept a resignation offer in a Current Report on Form 8-K filed with the SEC. Nominees generally will not participate in the Nominating and Governance Committee’s or the Board’s considerations of the appropriateness of their continued service, but may otherwise remain active and engaged in all other Board-related activities, deliberations and decisions while consideration of such director’s resignation is ongoing.
Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
THE NOMINEES FOR DIRECTOR

DIRECTORS CONTINUING IN OFFICE
Information Relating to Our Continuing Directors
Class I Director (Term Expiring 2025):
John G. Cooper has been a director and Chair of the Audit Committee since September 2017. Mr. Cooper is currently principal of JGC Advisors, providing corporate development and financial advisory services to emerging life science companies, and serves on the strategic advisory board of IC Surgical, Inc. From 2001 to 2016, Mr. Cooper was a senior executive for Windtree Therapeutics Inc. (formerly Discovery Laboratories, Inc.), a publicly traded bio pharmaceutical company and the first to receive FDA approval for a synthetic peptide-containing surfactant to address premature infants with respiratory distress syndrome. At Discovery Labs, Mr. Cooper served as president, chief executive officer and a member of the board of directors from 2013 to 2016, president and chief financial officer from 2010 to 2013, executive vice president and chief financial officer from 2002 to 2010 and senior vice president and chief financial officer from 2001 to 2002. Previously, Mr. Cooper served as senior vice president and chief financial officer at Chrysalis International Corporation, a public company providing drug development services to the biopharmaceutical industry, and DNX Corporation, a public life sciences company pioneering transgenic technology for xenotransplantation and biotherapeutic development. Previously, Mr. Cooper served as a financial executive at ENI Diagnostics, Inc., a public life sciences company (acquired by Pharmacia AB) that developed and commercialized the second FDA-approved blood diagnostic test for HIV and a financial analyst at CR Bard, Inc., a public medical device company. Mr. Cooper earned a certified public accountant credential in 1985 and his B.S. in Commerce from Rider University.
We believe that Mr. Cooper’s extensive executive management, finance and accounting, capital raising, strategic alliance, investor relations and governance experience with public companies in the life sciences industry qualifies him for service as a director and Chair of the Audit Committee of our Company.
Allen Nissenson, MD has been a director since June 2020. Dr. Nissenson served as Emeritus Chief Medical Officer of DaVita Kidney Care, a division of DaVita HealthCare Partners, a healthcare company, from January 2020 to January 2022. He previously served as Chief Medical Officer of DaVita Kidney Care from August 2008 to December 2019. Dr. Nissenson is also currently an Emeritus Professor of Medicine at the David Geffen School of Medicine at University California Los Angeles, a public research university, where he previously served as Director of the Dialysis Program and Associate Dean. He has served on the board of directors of Elicio Therapeutics (formerly Angion Biomedica Corp.), an early-stage cancer vaccine company, since January 2020. Dr. Nissenson has also served on the board of Diality, Inc. since 2021 and Innocura Nephrology since 2023. He is the immediate past Chair of Kidney Care Partners and immediate past Co-Chair of the Kidney Care Quality Alliance. He is a former president of the Renal Physicians Association and current member of the Government Affairs Committee. Dr. Nissenson also previously served as President of the Southern California End-Stage Renal Disease Network, as well as Chair of the Medical Review Board. Dr. Nissenson earned his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.
We believe Dr. Nissenson’s expertise in the renal health space and extensive experience as both a public company executive, clinician and professor, qualify him for service as a director of our Company.
Class II Director Nominees (Terms Expiring 2026):
Mark H. Ravich has been a director since June 2017. Mr. Ravich currently serves as president of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998. From October 2010 through December 2022, Mr. Ravich served as a director of Dilon Technologies, Inc., a designer and manufacturer of medical imaging solutions. In addition, from February 2019 to March 2023, Mr. Ravich served as a director of BioVentrix Inc., a manufacturer of devices to improve and expand the treatments available for congestive heart failure. Previously, from 1990 until its sale in 1998, Mr. Ravich served as the chief executive officer and a director of Universal International, Inc., a wholesale retail company, where he also led its IPO. From February 2013 to 2018, Mr. Ravich served as a director of Orchard Paper Products Company, a national supplier of high-quality consumer tissue products, as well as chairman of its governance committee and as a member of its audit committee. From June 2004 to 2018, Mr. Ravich served as a director of MR Instruments, Inc., an independent designer and manufacturer of advanced MRI Radiofrequency coils. From 1978 to 1990, Mr. Ravich was a developer of commercial real estate where he was involved with all aspects of development, finance, construction, marketing, leasing and management of various commercial, industrial, office and multi-family real estate projects. Mr. Ravich began his career in 1975 as an account officer at Citibank N.A., where he made real estate construction loans to national real estate developers. Mr. Ravich also currently serves as a board advisor to Scidera Inc., a provider of clinical laboratory testing services, and is the chief manager of various real estate entities. Mr. Ravich graduated Magna Cum Laude from the Wharton School of the University of Pennsylvania with a B.S. and an M.B.A. degree with a major in finance.
We believe that Mr. Ravich’s experience as a member of a board of directors of a public company, financial expertise and experience as a senior leader of his own company qualify him for service as a director of our Company.
Andrea Heslin Smiley has been a director since December 2020. Ms. Smiley currently serves as President and Chief Executive Officer of VMS BioMarketing, a provider of clinical educator solutions, which she joined in 2008 as Vice President, Strategic Marketing. Prior to joining VMS BioMarketing, Ms. Smiley held several executive positions running therapeutic business units at Eli Lilly and Company and has extensive commercialization expertise. She served as a member of the board of directors of Zyla Life Sciences, a life sciences company, from April 2018 to May 2020, when Zyla Life Sciences merged with Assertio Holdings, Inc., at which time she joined the board of directors of Assertio Holdings, Inc. and served on the Assertio Board until December 2020. Ms. Smiley serves as a member of the board of directors of ATAI Life Sciences B.V., clinical-stage biopharmaceutical company, and as an advisor to Agent Capital, a venture capital firm. Ms. Smiley earned her B.A. in Economics from DePauw University.
We believe that Ms. Smiley’s more than 25 years of commercialization and management experience in the biopharmaceutical industry in both public and private companies qualify her for service as a director of our Company.
Joan Lau, Ph.D. has been a director since October 2023. Since 2016, Dr. Lau has served as Chief Executive Officer of Spirovant Sciences Inc. (formerly Talee Bio prior to its acquisition), a company focused on the discovery and development of gene therapies for respiratory diseases, which she founded. Since 2013, Dr. Lau has been co-founder and partner of Militia Hill Ventures, a firm that creates and builds innovative life science entities. Dr. Lau also serves as trustee of the Brandywine Realty Trust (BDN), a publicly-traded, full-service, integrated real estate company, Universal Display Corporation, a publicly-traded company, since March 2024, and as a director of RiboNova, Inc., a private company. She previously served as a director of Renovacor, Inc. Dr. Lau is also a trustee of the Philadelphia Orchestra and Kimmel Center, Inc. and the University of Pennsylvania. Dr. Lau earned an MBA from the Wharton School at the University of Pennsylvania, a PhD in Medical Neuroscience from the University of Cincinnati College of Medicine, and a BSE in Bioengineering from the University of Pennsylvania.
We believe that Dr. Lau’s extensive scientific knowledge, management experience in the biopharmaceutical industry, financial experience, including with regard to capital markets, and regulatory expertise qualify her for service as a director of our Company.
Board Diversity Matrix
Board Diversity Matrix (As of April 15, 2024)
Total Number of Directors
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did not disclose Demographic Background

CORPORATE GOVERNANCE
Independence
Except as may otherwise be permitted by Nasdaq Stock Market rules, our Principles of Corporate Governance provide that a majority of the Board shall be independent directors. An “independent” director is a director who meets the Nasdaq Stock Market definition of independence, as determined by the Board. Based on the absence of any material relationship between each such director and the Company, other than in their capacities as directors and stockholders, the Board has determined that each of Messrs. Cooper, Radie and Ravich, and Drs. Lau and Nissenson and Ms. Smiley (representing all current directors other than Dr. Strobeck, who also serves as the Company’s President and Chief Executive Officer) are independent, as independence is defined in the applicable Nasdaq Stock Market and SEC rules.
Board Leadership Structure
Our Principles of Corporate Governance provide that the Board will elect a Chairman of the Board, who is not the CEO of the Company. In the event that there is a need for a lead independent director, the Board will appoint a lead independent director. Our Board believes that it is in the best interests of the Company and our stockholders to separate the role of Chairman of the Board from the role of Chief Executive Officer. Our Board believes that this separate leadership structure enhances the accountability of our Chief Executive Officer to our Board, strengthens our Board’s independence from management and ensures a greater role for the independent directors in the oversight of the Company. In addition, our Board believes that separating these roles allows the Chief Executive Officer to focus his efforts on operating our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board. Mr. Radie serves as Chairman of the Board and Dr. Strobeck serves as the Company’s President and CEO, as well as a Class III Director.
Our Board believes that the current Board leadership structure is in the best interests of the Company and its stockholders at this time. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairperson and CEO roles, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.
Meetings and Committees of the Board
During 2023, the Board held sixteen meetings. Each current director attended at least 75% of the total number of meetings of the Board and committees of which they were a member in 2023. It is the Board’s policy that, absent any unusual circumstances, all director nominees standing for election will attend the Annual Meeting. Our 2023 annual meeting of stockholders was conducted virtually, with all of the then-sitting directors attending the meeting. In addition to formal Board meetings, the Board members have frequent informal discussions and conferences with management throughout the year.
Audit Committee
We have an Audit Committee which is currently comprised of Messrs. Cooper (Chair) and Ravich and Dr. Lau. Ms. Smiley served on the Audit Committee for all of 2023. The Audit Committee held seven meetings in 2023. The Board has determined that Mr. Cooper, who is the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in applicable Nasdaq Stock Market and SEC rules. The Audit Committee has a written charter setting forth the responsibilities of the committee, a copy of which is available on the “Investors” section of our website at www.rockwellmed.com. The charter provides that the Audit Committee will assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
The functions of the Audit Committee include, among other things, (1) monitoring the adequacy of the Company’s internal controls, (2) engaging and overseeing the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including the conduct of the annual audit and overseeing the independence of such firm, (3) overseeing our independent accountants’ relationship with the Company, (4) reviewing the audited financial statements and the matters required to be discussed by Auditing Standard No. 1301 with management and the independent accountants, including their judgments about the quality of our accounting principles, applications and practices, (5) recommending to the Board whether our current audited financial statements should be included in our Annual Report on Form 10-K, (6) reviewing with management and our independent accountants our quarterly financial information before we file our Forms 10-Q, (7) reviewing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and compliance matters, (8) reviewing related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and, where appropriate, approving such transactions, (9) monitoring with management the status of pending litigation and investigations, and (10) overseeing the Company’s compliance functions.
Audit Committee Report
Our Audit Committee has:
•	Reviewed and discussed with management our audited financial statements for the year ended December 31, 2023;
•	Discussed with our independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
Received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with our independent accountants the independent accountants’ independence.
Based on its review and discussions described above, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC.
Management is responsible for our financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. Our Audit Committee’s responsibility is to monitor and review these processes. Our Audit Committee has relied, without independent verification, on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent accountants included in their report on our financial statements.
By the Audit Committee:
John G. Cooper (Chairman)
Joan Lau, Ph.D.
Mark Ravich
Compensation Committee
We have a Compensation Committee which is currently comprised of Ms. Smiley (Chair), Mr. Cooper and Drs. Lau and Nissenson. Messrs. Radie and Ravich served on the Compensation Committee during all of 2023. The Compensation Committee held five meetings in 2023. The Compensation Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on the “Investors” section of our website at www.rockwellmed.com. Pursuant to the charter, the Compensation Committee is generally responsible for (1) overseeing, reviewing and approving all compensation and benefits for executive officers, including the Chief Executive Officer, (2) assessing the performance of the Chief Executive Officer and reviewing the performance recommendations of the executive officers who report to the Chief Executive Officer, (3) establishing performance objectives of the Company, (4) making recommendations to the Board for director compensation, (5) overseeing and administering the stock compensation program, (6) overseeing the development and implementation of our compensation and employee benefit plans and discharging its responsibilities under such plans, (7) reporting to the Board on our compensation policies, programs and plans, (8) approving other employee compensation and benefit programs where Board action is necessary or appropriate, and (9) overseeing the assessment of risks related to the

Company’s compensation policies and programs. Except to the extent prohibited by Nasdaq Stock Market rules and state law, our Compensation Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.
Pursuant to its authority under its charter to retain compensation consultants, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an executive compensation consulting firm, to act as its independent advisor with respect to compensation decisions. We utilize Compensia to conduct a comprehensive review and benchmarking of overall executive and director compensation programs. All services provided by Compensia to the Compensation Committee are conducted under the direction and authority of the Compensation Committee, and all work performed by Compensia must be pre-approved by the Compensation Committee. Compensia does not provide any other services to the Company and does not own any shares of the Company’s stock. There are no personal or business relationships between the Compensia consultants and any executive of the Company. In addition, there are no personal relationships between the Compensia consultants and any member of the Compensation Committee. Compensia maintains a detailed conflict of interest policy in order to ensure that the compensation committees for which it works receive conflict-free advice.
Nominating and Governance Committee
We have a Nominating and Governance Committee which is currently comprised of Dr. Nissenson (Chair), Mr. Ravich and Ms. Smiley. Mr. Radie served as a member of the Nominating and Governance Committee for all of 2023. The Nominating and Governance Committee held four meetings in 2023. The Nominating and Governance Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on the “Investors” section of our website at www.rockwellmed.com. Pursuant to the charter, the Nominating and Governance Committee is generally responsible for (1) oversight of the corporate governance of the Company, (2) recommending appropriate corporate governance practices, (3) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders, (4) oversight of the evaluation of the Board and its committees, and (5) evaluating the charters of our Board’s committees and the principles of our Board.
In identifying candidates for director, our Nominating and Governance Committee will consider suggestions from incumbent directors, management or others, including stockholders. Our Nominating and Governance Committee may retain the services of a consultant from time to time to identify qualified candidates for director. Our Nominating and Governance Committee reviews all candidates in the same manner without regard to who suggested the candidate. In selecting candidates, our Nominating and Governance Committee will consider all factors it believes appropriate, which may include (1) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skill, industry knowledge and experience, financial expertise, local or community ties, and (2) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, especially the life sciences industry, independence of thought and an ability to work collegially. Although it has no formal policy with regard to diversity, our Nominating and Governance Committee, with respect to diversity, considers such factors as differences of viewpoint, education, skill and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender and national origin. The Board and Nominating and Governance Committee assess their effectiveness in this regard annually. Our Nominating and Governance Committee is committed to seeking highly qualified candidates inclusive of all national origins, races and genders to include in the pool from which director nominees are chosen.
Nominations of Directors
Nominees for director that are proposed by stockholders must be proposed pursuant to timely notice in writing to our Secretary, at Rockwell Medical, Inc., 30142 Wixom Road, Wixom, MI 48393, as provided in our bylaws. The requirements for proposing director candidates, as set forth in our bylaws, are described below.
Stockholders proposing director nominees for election at the 2025 annual meeting of stockholders must provide written notice of such intention, along with the other information required by our bylaws, to our Secretary at our principal executive offices no earlier than the close of business on November 16, 2024 and no later than December 16, 2024. If the 2025 annual meeting of stockholders date is significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then the notice and information must be given not later than the 120th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the 2025 annual meeting of stockholders. With respect to an election to be held at a special meeting of stockholders, such notice must be given in accordance with the procedures set forth in our bylaws no earlier than the close of business on the 150th day before and not later than the close of business on the 120th day before the date of such special meeting or, if later, the 10th day after the first public disclosure of the date of such special meeting. A proponent must also update the information provided in or with the notice at the times specified by our bylaws. Nominees for director pursuant to a notice which is not timely given or does not contain the information required by our bylaws or which is not delivered in compliance with the procedures set forth in our bylaws will not be considered at the stockholders meeting. In addition to giving notice pursuant to the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Secretary of the Company regarding such intent no later than March 24, 2025.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to nominate directors. The nominating stockholder (or his qualified representative) must attend the stockholders meeting and present the proposed nominee in order for the proposed nominee to be considered.
The Board has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Board uses a subjective process for identifying and evaluating candidates for nomination as a director, based on the information available to, and the subjective judgments of, the members of the Board and our then current needs. The Board does not believe there would be any difference in the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder.
Board Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s enterprise risks. While our Board oversees the Company’s enterprise risk management and establishes policies, Company management is responsible for day-to-day enterprise risk management processes. The Board and its committees provide enterprise risk management oversight function through regular, periodic reporting from and discussions with management appropriate to the nature and magnitude of the particular enterprise risk. Our Audit Committee oversees management of financial risks, risks associated with conflicts of interest and cybersecurity risks. Our Compensation Committee oversees management of risks relating to executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing management of those risks, the entire Board is regularly informed about those risks. In addition, management’s role is to evaluate and assess business risks and to inform the Board of its evaluation of such business risks periodically. Our Chief Compliance Officer is responsible for our internal compliance program and reports to our Audit Committee.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the Code of Business Conduct and Ethics to the appropriate person or persons or through the Company’s anonymous whistleblower hotline; and
•	Accountability for adherence to the Code of Business Conduct and Ethics.
Principles of Corporate Governance
Our Board has adopted our Principles of Corporate Governance, which are reviewed annually by our Board and the Nominating Committee. These Principles of Corporate Governance, along with our Certificate of Incorporation, Bylaws and the charters of our Board’s committees, and our Disclosure Committee, form the framework for the governance of our Company. These principles include principal board responsibilities, our Majority Voting Policy, Claw-back Policy, Lead Independent Director Charter (if a lead independent director is appointed), the Board’s policy against hedging and pledging our shares of common stock, insider trading policy, and stock ownership guidelines. Our Principles of Corporate Governance, as currently in effect, are available on our website at www.rockwellmed.com through the “Investors” page.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers who served in 2023 currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Stockholder Communications with the Board
Our Board has a process for our stockholders to send communications to our Board or Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to our Board, our Audit Committee or specific directors by regular mail to the attention of our Board, our Audit Committee or specific directors, at our principal executive offices at 30142 Wixom Road, Wixom, MI 48393. All of these communications will be initially reviewed by our Secretary (1) to filter out communications that the Secretary deems are not appropriate for the directors, such as communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.

EXECUTIVE OFFICERS
The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of our Board. Certain information regarding our executive officers who are not directors, as of March 1, 2024, is set forth below.
Name	Age	Position(s)
Mark Strobeck, Ph.D.(1)	53	President and Chief Executive Officer, Director
Megan Timmins	51	Executive Vice President, Chief Legal Officer and Secretary
Jesse Neri	46	Senior Vice President, Finance
(1)	For Dr. Strobeck’s biographical information, see “Nominees For Reelection to Our Board” above.
Megan Timmins has served as the Company’s Executive Vice President, Chief Legal Officer and Secretary since September 2022 and previously served as our Senior Vice President, General Counsel and Secretary from August 2021 to September 2022. Prior to that, she was an independent consultant from February 2021 to August 2021 and from May 2020 to January 2021, she served as Senior Vice President, General Counsel and Secretary for Assertio Holdings, Inc. (successor by merger to Zyla Life Sciences), a commercial pharmaceutical company. From March 2018 to May 2020, she served as Senior Vice President and General Counsel of Zyla, a life sciences company, and as Zyla’s Secretary from June 2018 to May 2020. From September 2017 to March 2018, she served as Zyla’s Vice President and Acting General Counsel. From October 2016 to August 2018, Ms. Timmins served as Zyla’s Deputy General Counsel and from April 2016 to October 2016, she served as a consultant at Zyla. Prior to that, she served in positions of increasing responsibility at Aramark, most recently as Vice President, Associate General Counsel and Assistant Secretary from January 2011 until March 2015. Ms. Timmins received her B.A. in Government and Economics from the University of Notre Dame and her J.D. from the William and Mary Law School.
Jesse Neri has been our Senior Vice President, Finance, since October 2023 and our principal accounting officer since January 2024. Prior to joining the Company, Mr. Neri was the Executive Director of Finance at Hemavant Sciences and Aruvant Sciences, clinical-stage biopharmaceutical companies that are members of the Roivant portfolio, from August 2021 to October 2023. From May 2020 to August 2021, Mr. Neri was a self-employed consultant. Mr. Neri served as Senior Vice President of Finance at Zyla Life Sciences, a pharmaceutical company, from January 2020 to May 2020, as Vice President of Finance of Zyla from March 2019 to January 2020 and prior to that, as Executive Director, Financial Planning and Analysis and prior to that, as Senior Director of Financial Planning and Analysis. Prior to Zyla, Mr. Neri served as Vice President of Financial Planning and Analysis at Symphony Health Solutions. He started his career at Ellucian, a leading ERP software provider for higher education institutions, where he held various roles of increasing responsibility. Mr. Neri received a B.S., Business Administration in Finance from Villanova University and an M.B.A. from Drexel University LeBow School of Business.

COMPENSATION OF EXECUTIVE OFFICERS
Overview
The following table sets forth the total compensation paid to or earned by Dr. Strobeck, our Chief Executive Officer, Ms. Timmins, our Chief Legal Officer and Secretary, Mr. Neri, our Senior Vice President, Finance, Dr. Hoffman, our former Chief Medical Officer and Mr. McGarry, our former Senior Vice President, Finance and Chief Accounting Officer (the “NEOs”) during each of the last two years, or such shorter period during which they served as a named executive officer. Dr. Hoffman’s employment with the Company terminated in August 2023 and Mr. McGarry’s employment with the Company terminated in September 2023.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(b)	Non- Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Mark Strobeck, Ph.D. Chief Executive Officer(a)	2023	565,865	—	75,987	73,518	330,000	8,799	1,054,169
	2022	266,539	—	—	334,899	101,026	9,308	711,762
Megan Timmins Chief Legal Officer and Secretary	2023	412,000	—	39,065	35,479	164,800	8,944	660,288
	2022	400,000	—	—	89,199	106,400	11,692	607,291
Jesse Neri(e) Senior Vice President, Finance	2023	57,652	84,000(f)	—	93,542	—	—	235,194
Marc Hoffman Former Chief Medical Officer	2023	260,226	—	35,161	31,455	—	159,940	486,782
	2022	401,250	—	—	66,900	106,733	11,729	586,612
Paul McGarry Former Senior Vice President, Finance and CAO	2023	239,952	—	39,065	35,479	—	9,622	324,118
(a)	Dr. Strobeck was appointed as CEO on July 1, 2022.
(b)
The amounts reported in this column represent grant date fair values of restricted stock unit grants computed in accordance with FASB ASC Topic 718 and stock option grants determined using the Black Scholes option pricing model, excluding any forfeiture reserves, in accordance with FASB ASC Topic 718. The assumptions used to determine fair value of the stock option grants for 2023 are:

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Term
Mark Strobeck	2023	0.00%	3.46%	81.83%	6 Years
Megan Timmins	2023	0.00%	3.46%	81.83%	6 Years
Jesse Neri	2023	0.00%	4.84%	81.79%	6 Years
Marc Hoffman	2023	0.00%	3.46%	81.83%	6 Years
Paul McGarry	2023	0.00%	3.46%	81.83%	6 Years
(c)	See “Annual Incentive Compensation” below for a description of the amounts included in this column.
(d)	Represents matching contributions under our 401(k) plan. For Dr. Hoffman, also includes $151,009 in severance payments.
(e)	Mr. Neri joined the Company on October 16, 2023. His annual base salary is $300,000. In 2023, his bonus target was 35%.
(f)	Pursuant to Mr. Neri’s Employment Agreement, he received a guaranteed bonus equal to 80% of his target bonus.
Employment Agreements
Employment Agreement with Mark Strobeck
On June 21, 2022, in connection with Dr. Strobeck’s commencement of employment, the Company entered into an employment agreement with Dr. Strobeck pursuant to which he serves as the Company’s President and Chief Executive Officer (the “Strobeck Agreement”). The Strobeck Agreement provides that Dr. Strobeck will serve as an at-will employee. Dr. Strobeck was entitled to receive an initial annualized base salary of $550,000. He is eligible to earn year-end performance bonuses with a target bonus opportunity of 60% of his base salary (the Board increased his target bonus percentage to 80% for 2024) and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Dr. Strobeck is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 400,000 shares of the Company’s common stock that vests in equal annual installments on each of the first four anniversaries of July 1, 2022 (the “Strobeck Initial Time-Based Options”).
Employment Agreement with Megan Timmins
On July 21, 2021, in connection with Ms. Timmins’ commencement of employment, the Company entered into an employment agreement with Ms. Timmins pursuant to which she was to serve as the Company’s Senior Vice President, General Counsel and Secretary and currently serves as the Company’s Executive Vice President, Chief Legal Officer and Secretary (the “Timmins Agreement”). The Timmins Agreement provides that Ms. Timmins will serve as an at-will employee. Ms. Timmins was initially entitled to receive an annualized base salary of $400,000. She is eligible to earn year-end performance bonuses with a target bonus opportunity of 40% of her base salary (the Board increased her target bonus percentage to 45% for 2024) and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Ms. Timmins is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with her commencement of employment, she received an initial equity grant comprised of a time-based option to purchase up to 350,000 shares of the Company’s common stock that vests in equal installments on each of the second and fourth anniversaries of August 16, 2021 (the “Timmins Initial Time-Based Options”).
Employment Agreement with Jesse Neri
On October 16, 2023, in connection with Mr. Neri’s commencement of employment, the Company entered into an employment agreement with Mr. Neri pursuant to which he serves as the Company’s Senior Vice President, Finance (the “Neri Agreement”). The Neri Agreement provides that Mr. Neri will serve as an at-will employee. Mr. Neri receives an annualized base salary of $300,000. Under the Neri Agreement, for 2023, Mr. Neri was entitled to a guaranteed bonus equal to 80% of his target bonus (then 35% of his base salary), or $84,000. Commencing in 2024, he is eligible to earn year-end performance bonuses with a target bonus opportunity of 45% of his base salary and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Mr. Neri is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 75,000 shares of the Company’s common stock that vests in equal installments on each of the first four anniversaries of October 16, 2023 (the “Neri Initial Time-Based Options”).
Employment Agreement with Marc Hoffman
On September 24, 2019, in connection with Dr. Hoffman’s commencement of employment, the Company entered into an employment agreement with Dr. Hoffman pursuant to which he served as the Company’s Chief Medical Officer (the “Hoffman Agreement”). The Hoffman Agreement provided that Dr. Hoffman served as an at-will employee. Dr. Hoffman received an annualized base salary of $400,000 ($413,288 at the time of his termination). He was eligible to earn year-end performance bonuses with a target bonus opportunity of 40% of his base salary and was eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Dr. Hoffman was also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 250,000 shares of the Company’s common stock that vested in equal annual installments on each of the first three anniversaries of November 25, 2019 (the “Hoffman Initial Time-Based Options”). Dr. Hoffman’s employment with the Company terminated in August 2023.
Offer Letter with Paul McGarry
On June 3, 2019, in connection with Mr. McGarry’s commencement of employment, the Company entered into an offer letter with Mr. McGarry pursuant to which he served initially as the Company’s Vice President, Corporate Controller and Principal Accounting Officer and later as the Company’s Senior Vice President, Finance and Chief Accounting Officer (the “McGarry Letter”). The McGarry Letter provided that Mr. McGarry would serve as an at-will employee. Mr. McGarry received an initial annualized base salary of $265,000. He was eligible to earn year-end performance bonuses with a target bonus opportunity of 35% of his base salary and was eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Mr. McGarry was also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 50,000 shares of the Company’s common stock that vested in equal annual installments on each of the first three anniversaries of June 24, 2019 (the “McGarry Initial Time-Based Options”). Mr. McGarry’s employment with the Company terminated in September 2023.
Annual Incentive Compensation
For purposes of determining 2023 annual Non-Equity Incentive compensation for the eligible named executive officers, the Board, upon recommendation of the Compensation Committee, approved a set of corporate and individual goals for each executive that would determine their respective payout, subject to Board discretion. Dr. Strobeck’s target bonus opportunity was 60% of base salary and Ms. Timmins’s target bonus opportunity was 40% of base salary. Due to Dr. Hoffman’s departure in August 2023 and Mr. McGarry’s departure in September 2023, neither received an annual bonus for 2023. Mr. Neri received a fixed bonus pursuant to his contract equal to 80% of his 2023 target bonus.
The 2023 corporate goals focused on: (i) achieving certain financial objectives (including targets for GAAP revenue, gross margin, operating loss and ending cash on hand); (ii) extending the Company’s agreement with its largest customer; and (iii) achieving certain operational objectives, including infrastructure improvements. The 2023 corporate goals also contained stretch objectives related to geographic and product expansion, as well as profitability.
The Compensation Committee assessed the eligible NEOs’ performance in relation to the Company’s corporate goals for 2023 and determined that such eligible NEOs achieved the following: (i) 90% of the financial objectives; (ii) 100% of the goal involving extending the Company’s agreement with its largest customer; (iii) 85% of the operational objectives; and (iv) 50% of the stretch objectives. The Compensation Committee also determined that the eligible NEOs attained 100% of their individual goals. This individual and corporate goal attainment resulted in a total payout of 100% of their respective target bonus amounts.
2023 Long-Term Equity Incentive Compensation
In March 2023, Dr. Strobeck, Ms. Timmins, Dr. Hoffman and Mr. McGarry each received a grant of 55,465, 28,515, 25,665 and 28,515 restricted stock units, respectively. Also in March 2023, Dr. Strobeck, Ms. Timmins, Dr. Hoffman and Mr. McGarry also received grants of 77,105, 37,210, 32,990 and 37,210 stock options, respectively. In connection with his consulting arrangement after his termination of employment, Dr. Hoffman’s equity continued to vest while he served in a consulting capacity with the Company, which terminated on February 15, 2024. In connection with his commencement of employment, in October 2023, Mr. Neri received the Neri Initial Time-Based Options. Mr. McGarry’s unvested equity was cancelled upon his termination of employment and pursuant to the terms of the equity instruments, his vested equity was cancelled 90 days after his termination of employment.

Outstanding Equity Awards at 2023 Year-End
The following table shows certain information regarding outstanding equity awards at December 31, 2023 for our NEOs:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have not Vested($)
Mark Strobeck	3/17/2023	—	77,105(a)	1.37	3/17/2033	55,465(d)	104,829
	7/1/2022	100,000	300,000(b)	1.28	7/1/2032	—	—
Megan Timmins	3/17/2023	—	37,210(a)	1.37	3/17/2033	28,515(d)	53,893
	9/9/2022	20,000	60,000(b)	1.66	9/9/2032	—	—
	8/16/2021	15,909	15,909(c)	6.71	8/16/2031	—	—
Jesse Neri	10/16/2023	—	75,000(b)	1.88	10/16/2033
Marc Hoffman	3/17/2023	—	32,990(a)	1.37	3/17/2033	25,665(d)	48,507
	9/9/2022	15,000	45,000(b)	1.66	9/9/2032	—	—
	5/3/2021	6,818	6,818(c)	10.38	5/3/2031	—	—
	11/25/2019	22,727	—	23.98	11/25/2029	—	—
Paul McGarry(e)	—	—	—	—	—	—	—
(a)
These options vest 25% on the first anniversary of the grant date, with the remainder vesting in equal monthly installments through the fourth anniversary of the grant date, subject to continued service through each such vesting date.

(b)	These options vest 25% per year on each of the first four anniversaries of the grant date, subject to continued service through each such vesting date.
(c)	These options vest in two equal installments on the second and fourth anniversaries of the grant date, subject to continued service through each such vesting date.
(d)	These restricted stock units vest in two equal installments on the first and second anniversaries of March 17, 2023, subject to continued service through each such vesting date.
(e)	Due to his termination of employment, Mr. McGarry’s equity was cancelled prior to December 31, 2023.
Other Compensation
The Company offers a 401(k) plan for individual retirement savings opportunities available to all of our salaried employees on a non-discriminatory basis. For the 2023 plan year, the Company provided matching contributions equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. All matching contributions under the 401(k) plan are fully vested. The Company does not have other pension or retirement plans or deferred compensation arrangements for our NEOs.
Executive Stock Ownership Guidelines
In 2017, our Board established formal stock ownership guidelines to further align our executive’s and stockholders’ economic interests and discourage inappropriate or excessive risk-taking. The Board reviewed and amended the guidelines in February 2023. Under the amended guidelines, our Chief Executive Officer is required to hold shares with a value equal to at least 3x his base salary by the later of the fifth anniversary of the date the guidelines became effective or the fifth anniversary of the executive’s first designation as an executive subject to the guidelines. Our Chief Executive Officer will be deemed to be in compliance with the guidelines if the value of shares he holds on any date during the calendar year equals or exceeds three times his base salary. After meeting the ownership guidelines, any subsequent decreases in the market value of shares will not be considered, as long as the executive remains at the same salary and/or title level and holds at least the same number of shares as they did when they met or exceeded the guidelines.
For purposes of these guidelines, the following securities will be counted in determining whether an executive owns the requisite number of shares: shares of common stock purchased by the executive, shares owned jointly with or separately by a member of the executive’s immediate family, shares held indirectly by entities formed for the benefit of the executive or his or her immediate family members or over which the executive has the ability to influence or direct investment decisions, outstanding shares held through the Company’s equity plans (other than performance shares which have not yet vested), and shares issuable upon vesting of time-vested restricted stock units settleable in shares of common stock, whether vested or unvested. Our Chief Executive Officer intends to be in compliance with the stock ownership requirements by the deadline applicable to him as set forth above. We will continue to review the guidelines relative to market on a periodic basis and make adjustments as needed to executives covered and ownership requirements.
Anti-Hedging and Anti-Pledging Policy
Our Board has established an anti-hedging and anti-pledging policy as part of our Principles of Corporate Governance and Insider Trading Policy. This policy prohibits any of our directors or executive officers and certain of our employees from (a) pledging shares of common stock or derivative securities as collateral for a loan, (b) engaging in hedging transactions and other transactions involving derivative securities, and (c) placing standing and limit orders that will remain in place for longer than one trading day other than in compliance with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Incentive Compensation Clawback Policy
In 2017, our Board adopted an incentive compensation recoupment, or “clawback,” policy applicable to our executive officers. The Board revised the clawback policy in 2023 in accordance with the Nasdaq rules. Under this policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company will recover on a reasonably prompt basis the amount of any incentive-based compensation received by an executive officer during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. “Incentive-Based Compensation” means any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after the person began service as an executive officer, and (ii) who served as an executive officer at any time during the performance period for the incentive-based compensation. A financial reporting measure is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based in whole or in part on the Company’s stock price or total shareholder return.
Payments Upon Termination or Change in Control
Mark Strobeck
Under the Strobeck Agreement, upon a termination of Dr. Strobeck’s employment due to death or Disability (as defined therein), any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested. All stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Strobeck Agreement, upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Dr. Strobeck for Good Reason (each as defined therein), Dr. Strobeck will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to his base salary then in effect, payable in equal installments for a one-year period, (ii) a pro-rated bonus for the year of termination, based on achievement of actual performance for the full performance period and pro-rated based on the portion of the performance period Dr. Strobeck was employed prior to termination, payable in a lump sum after the completion of the full performance, (iii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iv) the Strobeck Initial Time-Based Options will continue to vest for a period of one year and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Strobeck Agreement, in the event of a Change of Control (as defined therein), upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Executive for Good Reason during the Effective Period (as defined therein), subject to his compliance with certain restrictive covenants, Dr. Strobeck will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times his base salary then in effect plus (B) 100% of his annual target bonus, (ii) reimbursement of COBRA coverage for up to two years (or, if sooner, until he receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Strobeck Agreement, Dr. Strobeck also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Megan Timmins
Under the Timmins Agreement, upon a termination of Ms. Timmins’ employment due to death or Disability (as defined therein), any equity awards held by Ms. Timmins subject to time-based vesting conditions (the “Time-Based Awards”) will accelerate and become fully vested. All stock options held by Ms. Timmins that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Timmins Agreement, upon a termination of Ms. Timmins’ employment by the Company without Cause or by Ms. Timmins for Good Reason (each as defined therein), Ms. Timmins will be entitled to receive, subject to her execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to her base salary then in effect, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer), and (iii) the Time-Based Awards will continue to vest for a period of one year and all stock options held by Ms. Timmins that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Timmins Agreement, in the event of a Change of Control (as defined therein), upon a termination of Ms. Timmins’ employment by the Company without Cause or by Ms. Timmins for Good Reason during the Effective Period (as defined therein), subject to her compliance with certain restrictive covenants, Ms. Timmins will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times her base salary then in effect plus (B) 100% of her annual target bonus, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any Time-Based Awards will accelerate and become fully vested and all stock options held by Ms. Timmins that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Timmins Agreement, Ms. Timmins also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Jesse Neri
Under the Neri Agreement, upon a termination of Mr. Neri’s employment due to death or Disability (as defined therein), any equity awards held by Mr. Neri subject to time-based vesting conditions (the “Time-Based Awards”) will accelerate and become fully vested. All stock options held by Mr. Neri that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Neri Agreement, upon a termination of Mr. Neri’s employment by the Company without Cause or by Mr. Neri for Good Reason (each as defined therein), Mr. Neri will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to his base salary then in effect, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iii) the Time-Based Awards will continue to vest for a period of one year and all stock options held by Mr. Neri that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Neri Agreement, in the event of a Change of Control (as defined therein), upon a termination of Mr. Neri’s employment by the Company without Cause or by Mr. Neri for Good Reason during the Effective Period (as defined therein), subject to his compliance with certain restrictive covenants, Mr. Neri will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times his base salary then in effect plus (B) 100% of his annual target bonus, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any Time-Based Awards will accelerate and become fully vested and all stock options held by Mr. Neri that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Neri Agreement, Mr. Neri also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Marc Hoffman
Under the Hoffman Agreement, upon Dr. Hoffman’s termination of employment by the Company without Cause (as defined therein) in August 2023, Dr. Hoffman became entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to the sum of (A) his base salary then in effect plus (B) 100% of his annual target bonus, payable in equal installments for a one-year period (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer). Following his termination, Dr. Hoffman provided consulting services to the Company until February 15, 2024 and his outstanding equity awards continued to vest during his consulting period.
In connection with the Hoffman Agreement, Dr. Hoffman also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Paul McGarry
Under the McGarry Letter, upon a termination of Mr. McGarry’s employment by the Company without cause, Mr. McGarry would have been entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company, an amount equal to three months of his base salary then in effect.
In connection with the McGarry Letter, Mr. McGarry also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement. Mr. McGarry voluntarily terminated his employment with the Company in September 2023 and did not become entitled to any severance benefits.
Long Term Incentive Plans
In addition to the severance benefits discussed above, the NEOs would receive certain benefits upon termination of employment that are provided to all salaried employees on a nondiscriminatory basis-accrued salary and 401(k) plan distributions.
In the event of a change of control, all unvested awards under the 2018 Plan do not accelerate automatically. However, if a participant’s employment terminates under certain qualifying circumstances (as described above for each NEO) after a change in control or if the surviving corporation does not assume our unvested awards, then the vesting of unvested awards will accelerate and be considered fully vested, provided that performance awards will only vest either to the extent the performance is met or assuming target performance, but pro-rated to reflect only the portion of the performance period that has lapsed, whichever is greater.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation of Executive Officers.”
Year (a)	Summary Compensation Table Total for Strobeck(1) (b)	Summary Compensation Table Total for Ellison(1) (c)	Compensation Actually Paid to Strobeck(2) (d)	Compensation Actually Paid to Ellison(2) (e)	Average Summary Compensation Table Total for Non-PEO NEOs(3) (f)	Average Compensation Actually Paid to Non-PEO NEOs(4) (g)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5) (h)	Net Loss(6) (i) (in 000’s)
2023	$1,054,169	—	$1,760,113	—	$426,596	$464,365	$17.01	($8,439)
2022	$711,762	$712,128	$641,120	$619,576	$660,702	$569,351	$8.91	($18,679)
2021	—	$627,537	—	($349,420)	$626,452	$349,121	$39.81	($32,674)
(1)
The dollar amounts reported in columns (b) and (c) are the amounts reported for Dr. Strobeck (the Company’s Chief Executive Officer) and Dr. Ellison (the Company’s former Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table. Refer to the “Summary Compensation Table”.

(2)
The dollar amounts reported in columns (d) and (e) represent the amount of “compensation actually paid” to Dr. Strobeck and Dr. Ellison, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718 and, other than with respect to 2023 volatility, which increased approximately 13%, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2023
Summary Compensation Table Total	$1,054,169
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	($149,505)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$215,137
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus, year over year change in fair value of outstanding and unvested equity awards granted in prior years	$227,872
Plus, year over year change in fair value of equity awards granted in prior years that vested in the year	$412,440
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to PEO	$1,760,113
(3)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Drs. Strobeck and Ellison) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Megan Timmins, Jesse Neri (3 months), Marc Hoffman (8 months) and Paul McGarry (9 months); (ii) for 2022, Russell Skibsted (11 months), Megan Timmins and Marc Hoffman; and (iii) for 2021, Russell Skibsted and Raymond Pratt. Unless otherwise indicated, the average amounts for each fiscal year are based on a full year of service for each NEO.

(4)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Drs. Strobeck and Ellison), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect average “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718 and, other than with respect to 2023 volatility, which increased approximately 13%, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2023
Average Summary Compensation Table Total	$426,596
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	($77,312)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$64,447
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—
Plus, average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$31,224
Plus, average year over year change in fair value of equity awards granted in prior years that vested in the year	$19,410
Less, prior year-end fair value for any equity awards forfeited in the year	—
Average Compensation Actually Paid to Non-PEO NEOs	$464,365

(5)
Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Description of Certain Relationships between Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR

Relationship Between Compensation Actually Paid and Company Total Stockholder Return
TSR
$120
$100
$80
$60
$40
$20
$-
CAP (in thousands)
$2,000
$1,500
$1,000
$500
$-
$(500)
2020
2021
2022
2023
CEO CAP
Former CEO CAP
Non-PEO CAP
RMTI TSR

Compensation Actually Paid and Net Loss

Relationship Between Compensation Actually Paid and Net Loss
Net Loss (in thousands)
$-
$(2,500)
$(5,000)
$(7,500)
$(10,000)
$(12,500)
$(15,000)
$(17,500)
$(20,000)
$(22,500)
$(25,000)
$(27,500)
$(30,000)
$(32,500)
$(35,000)
2021
2022
2023
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$-
$(250)
$(500)
CAP (in thousands)
CEO CAP
Non-PEO CAP
Former CEO CAP
Net Loss

DIRECTOR COMPENSATION
2023 Director Compensation
In considering the Company’s need to attract and retain qualified directors and to ensure that the Company compensates non-employee directors in line with market practice, we regularly review our director compensation program with our independent compensation consultant. Based on market benchmarking completed in 2023 by Compensia, the Compensation Committee adjusted our director compensation program effective for the second half of 2023 and for 2024. As described below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.
(1)	Annual Board Service Cash Retainer: $45,000
(2)	Additional Annual Cash Retainer for Chairman of the Board: $40,000
(3)	Additional Annual Cash Retainers for Committee Chair Service: $20,000 for Audit, $15,000 for Compensation and $10,000 for Governance and Nominating
(4)
Additional Annual Cash Retainers for Committee Member Service (excluding Chairs): $10,000 ($12,000 for the first half of 2023) for Audit, $7,500 for Compensation and $5,000 for Governance and Nominating

(5)	Annual Equity Grant: $100,000 in grant value, awarded 50% in stock options and 50% in restricted stock units (subject to adjustment based on share pool constraints)
In 2023, due to limited availability in the pool of shares reserved for issuance under the Company’s 2018 Long Term Incentive Plan and the low stock price, the Board determined to award each of our non-employee directors 24,715 restricted stock units. The restricted stock units, which had a grant date value of $65,000 on May 23, 2023, vest in full one year from the date of grant. The amounts in the table below reflect the aggregate compensation received under each of the director compensation programs as in effect for 2023. Dr. Lau joined our Board on October 16, 2023, and received a grant of 25,000 stock options and 25,000 restricted stock units on that date, each of which will vest on the first anniversary of the grant date.
The following table sets forth certain information relating to the compensation for our non-employee directors for the last year:
2023 Director Compensation
Name	Fees Earned or Paid in cash ($)	Option Awards ($)(a)	Restricted Stock Unit Awards ($)(b)	Total ($)
John Cooper	77,267	—	65,000	142,267
Joan Lau, Ph.D.(c)	9,375	33,132	47,000	89,507
Allen Nissenson, MD	62,944	—	65,000	127,944
Robert Radie	105,000	—	65,000	170,000
Mark H. Ravich	63,294	—	65,000	128,294
Andrea Heslin Smiley	65,561	—	65,000	130,561
(a)	The amount in the table represents the grant-date fair value of such stock options determined in accordance with FASB ASC Topic 718.
(b)	The amount in the table represents the grant-date fair value of such restricted stock units determined in accordance with FASB ASC Topic 718.
(c)
Dr. Lau joined the Board on October 16, 2023. On that date, she received a grant of 25,000 stock options and 25,000 restricted stock units, each of which will vest on the first anniversary of the grant date.

The table below shows the number of unexercised options and stock appreciation rights and the number of shares of unvested restricted stock units and unvested restricted stock awards held by each of the non-employee directors at December 31, 2023.
Name	Options Held	Restricted Stock Units Held	Restricted Stock Awards Held	Stock Appreciation Rights Held
John Cooper	15,378	24,715	—	2,090
Joan Lau, Ph.D	25,000	25,000	—	—
Allen Nissenson, MD	9,772	24,715	—	—
Robert Radie	10,092	24,715	—	—
Mark H. Ravich	15,794	24,715	—	—
Andrea Heslin Smiley	8,990	24,715	—	—

Director Stock Ownership Guidelines
The Board adopted formal stock ownership guidelines for its non-employee directors in 2017. In February 2023, the Compensation Committee engaged with Compensia to review the guidelines against market best practices. To better align with market and the Company’s shareholders, the committee amended the guidelines to increase the ownership requirement from 1x to a value equal to 3x the annual Board service cash retainer. Non-employee directors must satisfy the applicable guidelines by the later of the fifth anniversary of when they joined the Board, or the fifth anniversary of when the guidelines were amended, which occurred in February 2023. Shares are counted toward the guideline in the same manner as described under “Compensation of Executive Officers-Executive Stock Ownership Guidelines.”
Anti-Hedging and Anti-Pledging Policy
We have an anti-hedging and anti-pledging policy that applies to our directors. See “Compensation of Executive Officers–Anti-Hedging and Anti-Pledging Policy” for more information.

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we are providing stockholders with an opportunity to vote on an advisory or non-binding resolution to approve the 2023 compensation of our NEOs as described in this Proxy Statement (sometimes referred to as “say on pay”). Consistent with the advisory vote of the stockholders in 2023, the Board has determined that the opportunity for such a vote will occur at every annual meeting of stockholders.
The Compensation Committee, comprised solely of independent directors, is responsible for our compensation policies and practices and has established a process for the review and approval of compensation programs and amounts awarded to our executive officers without encouraging excessive risk-taking. One of the key principles underlying our Compensation Committee’s compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders. We urge you to read the section of this Proxy Statement entitled “Compensation of Executive Officers and Directors” for a detailed discussion of our executive compensation practices and philosophy.
The Compensation Committee believes that the policies and procedures described in that section are effective in implementing our compensation philosophy. Therefore, we ask that you indicate your support for our executive compensation policies and practices as described in the tables and related narrative contained in this Proxy Statement by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in “Compensation of Executive Officers,” including the compensation tables, and the related narrative disclosure in this Proxy Statement.
Vote Required
Approval of the compensation of our named executive officers in an advisory vote requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote on the matter. Your vote is advisory and so will not be binding on the Board. However, the Board and the Compensation Committee value the opinion of stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of a negative vote.
Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2024
Proposal to Ratify Selection of Auditors for 2024
Our Board has engaged EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such selection by our stockholders at the Annual Meeting. EisnerAmper LLP was appointed by our Board effective April 10, 2023, following the termination of our prior firm, Marcum LLP (“Marcum”). Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Accountants
EisnerAmper LLP served as our independent registered public accounting firm for the year ended December 31, 2023, and Marcum served as our independent registered public accounting firm for the year ended December 31, 2022. The following table summarizes the total fees EisnerAmper LLP and Marcum billed and expected to be billed to us for each of the last two fiscal years.
	2022	2023
Audit Fees(a)	$678,300	$639,320
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
(a)
Consists of fees for the audit of our annual financial statements and internal control over financial reporting, review of our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, services provided in connection with our proxy statement and services in connection with other SEC filings (including comfort letters).

The Audit Committee of the Board does not consider the provision of the services described above by EisnerAmper LLP to be incompatible with the maintenance of EisnerAmper LLP’s independence.
Before EisnerAmper LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. All of the services performed by Marcum and EisnerAmper LLP for the Company during 2023 were pre-approved by the Audit Committee.
Recent Changes in Independent Registered Public Accounting Firm
Dismissal of Marcum LLP
Our Board conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board invited several independent registered public accounting firms to participate in the process.
Following the review of proposals from the independent registered public accounting firms that participated in this process, on April 7, 2023, the Board, upon recommendation of the Audit Committee, dismissed Marcum as the Company’s independent registered public accounting firm, effective April 10, 2023.
The audit reports of Marcum on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and December 31, 2022, and the subsequent interim period preceding Marcum’s dismissal, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Appointment of EisnerAmper LLP
On April 7, 2023, our Board appointed EisnerAmper LLP as its new independent registered public accounting firm for the year ended December 31, 2023, effective April 10, 2023. During the fiscal years ended December 31, 2021 and December 31, 2022, and the subsequent interim period through April 10, 2023, neither the Company nor anyone on its behalf consulted with EisnerAmper LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that EisnerAmper LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Vote Required
Approval of the proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote on the matter. We are not required to have stockholders ratify the selection of our independent registered public accounting firm. However, the Audit Committee is submitting its selection of EisnerAmper LLP to our stockholders for ratification as a matter of good corporate practice and to help ensure that we will have the necessary quorum at our Annual Meeting. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EisnerAmper LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of shares of common stock as of March 25, 2024 (unless otherwise indicated) with respect to:
•	each director and each of the Company’s NEOs;
•	all current directors and executive officers as a group; and
•	each person known to us to be the beneficial owner of more than 5% of the shares of common stock outstanding on March 25, 2024.
As of March 25, 2024, 29,364,617 shares of Company common stock were outstanding. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on the March 25, 2024 or within sixty days thereafter through the exercise of any stock option or other right. The persons named in the table have sole voting power and sole dispositive power with respect to the shares of common stock beneficially owned, except as otherwise noted below.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Directors and Named Executive Officers(b)
John G. Cooper	71,406	*
Joan Lau, Ph.D.	2,000	*
Allen Nissenson, M.D.	62,947	*
Robert S. Radie	64,194	*
Mark H. Ravich(d)	107,242	*
Andrea Heslin Smiley	61,629	*
Mark Strobeck, Ph.D.	144,121	*
Megan Timmins	57,882	*
Jesse Neri	—	*
Marc Hoffman, MD	44,545	*
Paul McGarry	—	*
All directors and current executive officers as a group (9 persons)	571,421	1.9%
Greater than 5% Beneficial Holders
Armistice Capital Master Fund, Ltd.(c)	3,380,534	9.9%
*	Less than 1%.
(a)	Includes shares that may be acquired upon exercise of restricted stock units and stock options within 60 days from March 25, 2024, as set forth in the table below.
Name	RSUs	Option Shares
John G. Cooper	24,715	12,066
Joan Lau, Ph.D.	—	—
Allen Nissenson, M.D.	24,715	6,461
Robert S. Radie	24,715	6,780
Mark H. Ravich(d)	24,715	12,210
Andrea Heslin Smiley	24,715	5,678
Mark Strobeck, Ph.D.	—	122,489
Megan Timmins	—	46,761
Marc Hoffman, M.D.	—	44,545
All directors and current executive officers as a group (9 persons)	123,575	256,990
(b)	The address of all current directors and officers is c/o Rockwell Medical, Inc., 30142 Wixom Road, Wixom, Michigan 48393.
(c)
Based on Company records and the Schedule 13G/A filed with the SEC on February 14, 2024 reflecting ownership as of December 31, 2023. Consists of shares, shares underlying warrants and prefunded warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. By virtue of their Joint Filing Agreement, dated February 14, 2023, Armistice Capital, LLC and Steven Boyd affirm their membership in a group under SEC Rule 13d-5(b) and the group is deemed to beneficially own all of the shares beneficially owned by the group members. The address for Armistice Capital, LLC and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(d)	Includes (i) 48,054 shares of common stock owned by Mr. Ravich and (ii) 22,263 shares of common stock beneficially owned by Mr. Ravich as the trustee of trusts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
We have described below each transaction or series of similar transactions since January 1, 2022, or any currently proposed transaction, to which we were or are a party in which:
•	the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two years; and
•
any of our directors or executive officers, any beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.
DaVita Product Purchase Agreement
In August 2019, we entered into a Products Purchase Agreement (as amended and restated on September 18, 2023, the “Products Purchase Agreement”) with DaVita Inc. (“DaVita”), pursuant to which the Company supplies certain DaVita dialysis centers with dialysis acid concentrate (i.e., CitraPure (Liquid and Dry Acid), Dri-Sate Dry Acid or RenalPure Liquid Acid) and bicarbonate (i.e., RenalPure® Bicarbonate Powder or SteriLyte Liquid Bicarbonate). On April 6, 2022, the Company and DaVita entered into a Securities Purchase Agreement, pursuant to which the Company issued an aggregate of $15 million of Series X Convertible Preferred Stock to DaVita in two separate tranches. During the years ended December 31, 2023 and 2022, the Company recognized $38.4 million and $33.2 million of revenue related to the Product Purchase Agreement.
The Products Purchase Agreement may be considered a related party transaction because DaVita was (although no longer is) a 5% or greater stockholder of the Company (on an as-converted basis, assuming that only the shares of Series X Convertible Preferred Stock held by DaVita are converted into shares of common stock). The Products Purchase Agreement was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party.
Related Party Transactions Policies
Pursuant to its charter, our Audit Committee is charged with monitoring and reviewing transactions and relationships involving independence and potential conflicts of interest with respect to our directors and executive officers. To the extent any such transactions are proposed, they would be subject to approval by our Audit Committee in accordance with applicable law and the Nasdaq Stock Market rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board. In addition, our Code of Business Conduct and Ethics generally requires directors and employees to avoid conflicts of interest. Our Related Party Transactions Policy sets forth the process by which a related party transaction is disclosed, considered and approved.

OTHER MATTERS
Annual Report
A copy of our Annual Report to Stockholders for the year ended December 31, 2023, which includes our Annual Report Form 10-K, accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K with the SEC. We will provide, without charge, to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023. All such requests should be directed to Rockwell Medical’s Investor Relations Department via email at IR@rockwellmed.com or via postal mail at Rockwell Medical, Inc, Attention: Investor Relations, 30142 Wixom Road, Wixom, MI 48393.
Stockholder Proposals
Any proposal by a stockholder of the Company to be considered for inclusion in the proxy statement for the 2025 annual meeting of stockholders must be received by our Secretary by the close of business on December 16, 2024. Such proposals should be addressed to him or her at our principal executive offices and should satisfy the informational requirements applicable to stockholder proposals contained in the relevant SEC rules and our bylaws. If the date for the 2025 annual meeting of stockholders is significantly different than the first anniversary of the Annual Meeting, Rule 14a-8 of the SEC provides for an adjustment to the notice period described above.
For stockholder proposals not sought to be included in our proxy statement, our bylaws provide that, in order to be properly brought before the 2025 annual meeting of stockholders, written notice of such proposal, along with the information required by our bylaws, must be received by our Secretary at our principal executive offices no earlier than the close of business on November 16, 2024 and no later than December 16, 2024. If the 2025 annual meeting of stockholders date has been significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then notice of such proposal must be given not later than the 120th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the Annual Meeting. A proponent must also update the information provided in or with the notice at the times specified in our bylaws.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to propose business to be brought before a stockholders meeting. The proposing stockholder (or the stockholder’s qualified representative) must attend the stockholders meeting in person and present the proposed business in order for the proposed business to be considered.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting of stockholders, proxy statement, and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect other mailings.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting of stockholders, proxy statement and accompanying documents, or if you hold shares of common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Secretary at 30142 Wixom Road, Wixom, MI 48393, or by telephone at (248) 960-9009.
If you participate in householding and wish to receive a separate copy of the notice of annual meeting of stockholders, proxy statement and the accompanying documents (or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future), please contact the Company’s Secretary as indicated above and we will promptly them provide them to you.
Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Other Business
Neither we nor the members of our Board intend to bring before the Annual Meeting any matters other than those set forth in the notice of Annual Meeting, and we and they have no present knowledge that any other matters will be presented for action at the Annual Meeting by others. If any other matters properly come before such Annual Meeting in accordance with our Bylaws, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Megan Timmins
Wixom, Michigan	Megan Timmins
April 15, 2024	Secretary

ROCKWELL MEDICAL, INC.
ATTN: MEGAN TIMMINS
30142 WIXOM ROAD
WIXOM, MI 48393

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RMTI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44469-P04966

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL MEDICAL, INC.

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark Strobeck, Ph.D.	☐	☐	☐
1b. Robert S. Radie	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: In their discretion with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted, when properly executed, in accordance with the specification made herein. If no instructions are indicated but the card is signed, the shares represented by this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, 2024 Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

We will be conducting our 2024 Annual Meeting of Stockholders virtually at
www.virtualshareholdermeeting.com/RMTI2024.

V44470-P04966

This proxy is solicited by the Board of Directors of Rockwell Medical, Inc.

The undersigned, as a stockholder of record on March 25, 2024, hereby appoints Jesse Neri and Megan Timmins, and each of them, as proxies and attorneys-in-fact with full power of substitution in each of them, in the name, place and stead of the undersigned and hereby authorizes them to vote as proxies all of the shares of common stock, par value $0.0001 per share, of Rockwell Medical, Inc. (the "Company") which the undersigned would be entitled to vote if then personally present at the 2024 Annual Meeting of Stockholders of the Company to be held on May 21, 2024 at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, upon those matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 15, 2024 (receipt of which is hereby acknowledged) as designated on the reverse side of this form. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where the nominee named in the Proxy Statement dated April 15, 2024, is unable to serve or, for good cause, will not serve. The undersigned ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Continued and to be signed on reverse side